EXHIBIT 10.218




                        ROYALTY STREAM PURCHASE AGREEMENT

                                      AMONG

                         PHARMACEUTICAL PARTNERS, L.L.C.

                           BIOVENTURE INVESTMENTS, Kft

                        PHARMACEUTICAL ROYALTIES, L.L.C.

                                       and

                                  SERAGEN, INC.

                       LIGAND PHARMACEUTICALS INCORPORATED

                          Dated as of December 31, 1999





*** Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's
Application Requesting Confidential Treatment under Rule 24b-2 under the 1934
Act.



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

                                TABLE OF CONTENTS
ARTICLE I - DEFINITIONS..........................................................1
         1.01     Definitions....................................................1

ARTICLE II - PURCHASE AND SALE...................................................2
         2.01     Purchase and Sale..............................................2
         2.02     No Assumed Obligations.........................................3
         2.03     Excluded Assets................................................3
         2.04     Initial Purchase Price.........................................3
         2.05     Contingent Purchase Price......................................3

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDERS..........4
         3.01     Corporate Existence and Power..................................4
         3.02     Corporate Authorization........................................4
         3.03     Corporate Authorization Governmental Authorization.............4
         3.04     Corporate Authorization Non-Contravention......................4
         3.05     No Undisclosed Material Liabilities............................5
         3.06     Litigation.....................................................5
         3.07     Compliance with Laws...........................................5
         3.08     Intellectual Property..........................................5
         3.09     Finders' Fees..................................................6
         3.10     Other Information..............................................6

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BUYER.............................6
         4.01     Organization and Existence.....................................6
         4.02     Corporate Authorization........................................6
         4.03     Governmental Authorization.....................................6
         4.04     Non-Contravention..............................................6
         4.05     Finders' Fees..................................................6
         4.06     Financing......................................................7
         4.07     Litigation.....................................................7

ARTICLE V - COVENANTS............................................................7
         5.01     Maintenance of Enabling Agreements.............................7
         5.02     Confidentiality................................................7
         5.03     Public Announcement............................................8
         5.04     Payment of Seragen Royalty.....................................8
         5.05     Roche and Novartis Royalty Reports.............................8
         5.06     Roche and Novartis Audits......................................8
         5.07     Breach of Roche or Novartis Licenses...........................8

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF BUYER.............................9
         6.01     Indemnification................................................9
         6.02     Procedures; No Waiver; Exclusivity.............................9


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
ARTICLE VII - TERM...............................................................10
         7.01     Term...........................................................10
         7.02     Termination by Seller..........................................10

ARTICLE VIII - MISCELLANEOUS.....................................................10
         8.01     Notices........................................................10
         8.02     Amendments; No Waivers.........................................11
         8.03     Expenses.......................................................11
         8.04     Successors and Assigns.........................................11
         8.05     Governing Law; Jurisdiction....................................11
         8.06     Counterparts; Effectiveness....................................12
         8.07     Entire Agreement...............................................12
         8.08     Captions.......................................................12

ARTICLE IX        ...............................................................12
         9.1      The Guaranty...................................................12
         9.2      Guaranty Unconditional.........................................12
         9.3      Discharge Only Upon Payment in Full; Reinstatement in Certain
                  Circumstances..................................................13
         9.4      Waiver by Ligand...............................................13

Schedule
--------

Schedule A        Patent Matters


                        ROYALTY STREAM PURCHASE AGREEMENT


     AGREEMENT dated as of December 31, 1999 among Seragen, Inc., a Delaware corporation ("Seller"), with respect to Article IX, Ligand Pharmaceuticals Incorporated, a Delaware corporation ("Ligand"), as guarantor of Seller's obligations, Pharmaceutical Partners, L.L.C. , a Delaware limited liability company ("Pharma Partners"), Bioventure Investments, Kft, an affiliate of Pharma Partners ("Bioventure"), and Pharmaceutical Royalties, LLC, an affiliate of Pharma Partners ("Pharma Royalties"), as assignees. Bioventure and Pharma Royalties are hereinafter collectively referred to as the "Pharma Affiliates". Pharma Partners and the Pharma Affiliates are collectively referred to hereinafter as "Buyer".

                              W I T N E S S E T H:

     WHEREAS, Buyer desires to purchase certain assets of Seller from Seller, and Seller desires to sell, assign and transfer such assets to Buyer, upon the terms and subject to the conditions hereinafter set forth; and

     WHEREAS, Buyer desires that Ligand unconditionally guaranty the obligations of Seller set forth in this Agreement, and Ligand, in order to induce Buyer to enter into this Agreement, agrees to such guaranty, upon the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.01 Definitions. The following terms, as used herein, have the following meanings:

     "Affiliate" means with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such other Person.

     "Closing" has the meaning set forth in Section 2.01.

     "Beth Israel Agreement" means the License and Royalty Agreement between Beth Israel Hospital Association ("Beth Israel") and Seller dated as of June 1, 1990.

     "Beth Israel Royalty" means ***% of the Gross Royalty less deductions therefrom permitted under the Beth Israel Agreement.

     "Enabling Agreements" means the Beth Israel Agreement, the Novartis License and the Roche License.


   *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.


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     "Excluded Liabilities and Obligations" has the meaning set forth in Section
2.02.

     "Governmental Authority" means any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether federal, state or local (domestic or foreign), including, without limitation, the U.S. Patent and Trademark Office (the "PTO") and the U.S. National Institutes of Health.

     "Gross Royalty" means all royalty payments made to Seller or any other Person under the Novartis License and the Roche License after January 1, 2001; provided that, for purposes of this Agreement, Gross Royalty shall not include any milestone payment made to Seller pursuant to Section 3.2 of the Roche License.

     "Lien" means, with respect to any agreement or other asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

     "Novartis License" means that License Agreement entered into between Seller and Sandoz Pharma, Ltd. executed by Seller on September 4, 1996 and by Sandoz on August 27, 1996.

     "Patents" means the patents and applications in Schedule A hereto of which Seller is the exclusive licensee under the Beth Israel Agreement and which are subject to the Novartis License and the Roche License.

     "Person" means an individual, corporation, partnership, association, trust or other entity or organization, but not including a government or political subdivision or any agency or instrumentality of such government or political subdivision.

     "Purchase Price" has the meaning set forth in Section 2.04.

     "Roche License" means that Nonexclusive Sublicense Agreement of September 8, 1999 by and between Seller on the one hand and Hoffmann-La Roche Inc. and F. Hoffmann-La Roche Ltd. on the other.

     "Seragen Royalty" means ***% of the Gross Royalty.

                                   ARTICLE II

                      PURCHASE AND SALE OF SERAGEN ROYALTY

     2.01 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement: (a) Pharma Partners agrees to cause the Pharma Affiliates to purchase from Seller, and Seller agrees to sell and transfer to the Pharma Affiliates, upon execution of this Agreement, free and clear of all Liens, the Seragen Royalty. For purposes of this Agreement, Bioventure shall purchase ***% and Pharma Royalties shall purchase ***%, respectively, of the Seragen


   *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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Royalty. The payment of the Purchase Price by the Pharma Affiliates to Seller
is sometimes hereinafter referred to as the "Closing".

     (b) At the Closing, Seller shall cause to be delivered to Pharma Partners and the Pharma Affiliates:

               (i)......a certified copy of the Board of Directors of Seller authorizing the Agreement and the transactions contemplated thereby;
          and

               (ii) a receipt for the Purchase Price.

At and after the Closing, if requested by Pharma Partners, Seller will execute and deliver to Pharma Partners or the Pharma Affiliates such instruments and documents as may be reasonably requested by Pharma Partners in order to evidence the Pharma Affiliates' ownership of the Seragen Royalty, including without limitation such UCC registration forms as Pharma Partners may request.

     2.02 No Assumed Obligations. Notwithstanding any provision in this Agreement or any other writing to the contrary, the Pharma Affiliates are acquiring only the Seragen Royalty and are not assuming any liability or obligation of Seller of whatever nature, whether presently in existence or arising or asserted hereafter, whether under any of the Enabling Agreements or otherwise. All such liabilities and obligations shall be retained by and remain obligations and liabilities of Seller (the "Excluded Liabilities and Obligations").

     2.03 Excluded Assets. Buyer does not, by purchase of the Seragen Royalty, acquire any assets or contract rights of Seller under the Enabling Agreements except all rights, title and interest to the Seragen Royalty. Buyer acknowledges that milestone payments made to Seller pursuant to Section 3.2 of the Roche License are not included in the Seragen Royalty. Notwithstanding the foregoing in this Section 2.03, after the Closing, at the request of Pharma Partners, Seller and Pharma Partners agree to develop and make jointly in good faith an approach to the licensees under the Novartis License and the Roche License in order to facilitate the direct payment by such licensees of the Seragen Royalty to the Pharma Affiliates.

     2.04 Initial Purchase Price. Upon execution and delivery of this Agreement, the Pharma Affiliates shall pay to Seller $3,250,000.00 (the "Purchase Price"). Bioventure shall make ***% of such payment and Pharma Royalties shall make ***% of such payment. The payment will be made by federal funds wire transfer at the Closing pursuant to wiring instructions received from Seller.

     2.05 Contingent Purchase Price. In the circumstance where net sales (as defined in the Roche License) reported by Roche to Seller under the Roche License for any of calendar years 2001, 2002, 2003 or 2004 exceed *** , the Pharma Affiliates will make a one-time payment to Seller equal to $3,250,000.00 within thirty (30) days of receipt from Seller of an invoice therefor; provided that (a) Seller shall include with its invoice a copy (certified as true and correct by an executive officer of Seller) of all applicable documentation provided by


   *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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Roche to Seller evidencing the amount of such net sales, (b) the Roche
License remains in full force and effect and there shall have been no breach or default by Seller thereunder and Buyer shall have received a certificate signed by an executive officer of Seller to such effect and (c) the payment obligation of the Pharma Affiliates under this Section 2.05 shall not be triggered until 30 days after the date on which the Pharma Affiliates shall have received an amount equal to the Seragen Royalty for such *** net sales for the applicable calendar year. Bioventure shall make ***% of any such payment and Pharma Royalties shall make ***% of any such payment.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Buyer that:

     3.01 Corporate Existence and Power. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     3.02 Corporate Authorization. The execution, delivery and performance by Seller of this Agreement, and the consummation by Seller of the transactions contemplated hereby are within Seller's corporate powers and have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered and constitutes a valid and binding agreement of Seller.

     3.03 Corporate Authorization Governmental Authorization. The execution, delivery and performance by Seller of this Agreement does not require any notice to, action or consent by or in respect of, or filing with, any Governmental Authority.

     3.04 Corporate Authorization Non-Contravention. (a) The execution, delivery and performance by Seller of this Agreement does not and will not (i) contravene or conflict with the corporate charter or bylaws of Seller, (ii) contravene or conflict with or constitute a violation of any provision of any law or regulation binding upon or applicable to Seller or the Seragen Royalty which contravention, conflict or violation could reasonably be expected to have a material adverse effect on the Seragen Royalty; (iii) contravene or conflict with or constitute a violation of any judgment, injunction, order or decree binding upon or applicable to either of Seller or the Seragen Royalty which contravention, conflict or violation could reasonably be expected to have a material adverse effect on the Seragen Royalty; (iv) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller or to a loss of any benefit relating to the Seragen Royalty, or (v) result in the creation or imposition of any Lien on the Seragen Royalty (except for any Lien in favor of the Buyer).

   *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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     (b) Seller has not granted, and there does not currently exist, any Lien on the Seragen Royalty, on any of the Enabling Agreements or on any amounts payable to Seller under the Novartis License or the Roche License.

     3.05 No Undisclosed Material Liabilities. There are no material liabilities related to Seragen Royalty of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability.

     3.06 Litigation. There is no action, suit, investigation or proceeding (or any basis therefor), of which Seller has received notice, pending or, to the knowledge of Seller, threatened, before any Governmental Authority or arbitrator that has or could materially affect the Seragen Royalty. There have been no claims made by any Person with respect to, and no actions, suits or other proceedings relating to the Seragen Royalty which could reasonably be expected to have a material adverse effect thereon.

     3.07 Compliance with Laws. Seller is not in violation of, has not violated, and to the knowledge of Seller, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any law, rule, ordinance or regulation, or judgment, order or decree entered by any Governmental Authority applicable to the Seragen Royalty which could reasonably be expected to have a material adverse effect thereon.

     3.08 Intellectual Property. (a) Schedule A sets forth a true and complete list of the Patents specifying as to each, as applicable (i) the owner of such Patent; and (ii) the jurisdictions by or in which each Patent has issued or an application for patent has been filed, including the respective patent or application numbers.

     (b) Seller has the right under the Beth Israel Agreement to procure and maintain the Patents and has taken all material measures required to protect the value of the Patents.

     (c) Seller has an exclusive license to the Patents under the Beth Israel Agreement. To its knowledge, Seller, Beth Israel, and each inventor of the Patents has complied with the PTO duty of candor and good faith in dealing with the PTO, including the duty to disclose to the PTO all information known to be material to the patentability of each claim of the U.S. Patents. All assignments from each inventor to, as the case may be, the owner thereof or to a predecessor in interest to the owner thereof, have been executed and recorded with the PTO for each of the U.S. Patents.

     (d) The copies of the Enabling Agreements as provided by Seller to Buyer are true and correct copies. There have been no amendments or modifications to any of the Enabling Agreements. The Gross Royalty is not subject to any claim of off-set for any other liability or obligation of Seller. Seller is in material compliance with the Beth Israel Agreement and is not in breach of its obligations with respect thereto which breach could reasonably be expected to have a material adverse effect on its rights thereunder. Roche and Novartis are, to the knowledge of Seller, in compliance with, respectively, the Roche License and the Novartis License and Seller has no reason to believe that either Roche or Novartis does not intend to comply with its obligations pursuant to the Roche License and the Novartis License, respectively, including their

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respective obligations to pay royalties on products covered thereby. Except for the Roche License and the Novartis License, Seller has not granted any licenses or other rights and has no obligations to grant licenses or other rights with respect to the Patents, and, except for the Enabling Agreements, there are no other contracts, arrangements, or understandings relating to the Seragen Royalty.

     (e) Seller has taken all reasonable actions under all applicable foreign jurisdictions to protect its license interests in the Patents in each such jurisdiction where such Patents are filed.

     3.09 Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller who might be entitled to any fee or commission from Buyer or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

     3.10 Other Information. Neither this Agreement nor any of the exhibits and schedules appended hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller that:

     4.01 Organization and Existence. Pharma Partners and each of the Pharma Affiliates is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all applicable powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     4.02 Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby are within the powers of Buyer and have been duly authorized by all necessary action on the part of Buyer. This Agreement constitutes a valid and binding agreement of Buyer.

     4.03 Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement does not require any action by or in respect of, or filing with, any Governmental Authority.

     4.04 Non-Contravention. The execution, delivery and performance by Buyer of this Agreement does not and will not (i) contravene or conflict with the organizational documents of Pharma Partners or either of the Pharma Affiliates,
(ii) contravene or conflict with or constitute a violation of any provision of any law or regulation binding upon or applicable to Buyer; or (iii) contravene or conflict with or constitute a violation of any judgment, injunction, order or decree binding upon or applicable to Buyer.

     4.05 Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer who might be

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entitled to any fee or commission from Seller upon consummation of the transactions contemplated by this Agreement.

     4.06 Financing. At the Closing, Bioventure will have sufficient funds available to pay ***% of the Purchase Price and Pharma Royalties will have sufficient funds available to pay ***% of the Purchase Price.

     4.07 Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer threatened against or affecting, Buyer before any court or arbitrator or any governmental body, agency or official which in any matter challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

                                   ARTICLE V

                                   COVENANTS

     Buyer and Seller agree that:

     5.01 Maintenance of Enabling Agreements. (a) Seller shall exercise fully all of its rights, and comply fully with all of its obligations, under the Enabling Agreements and shall not, without Pharma Partners' prior written approval (not to be unreasonably withheld), permit any amendment or take any other action (or omit to take any action) with respect thereto which could reasonably be expected to impair the Seragen Royalty. For purposes of this
Section 5.01, it shall be reasonable for Pharma Partners to withhold its approval with respect to any amendment, action or omission if, in the reasonable opinion of Pharma Partners, such amendment, action or omission could have the effect of reducing the Seragen Royalty.

     (b) Without Pharma Partners' prior written approval, Seller shall not sell, transfer, assign or otherwise dispose of, or grant any Lien on, the Novartis License or the Roche License. Without Pharma Partners' prior written approval, Seller shall not sell, transfer, assign or otherwise dispose of, or grant any Lien on, the Beth Israel Agreement if such sale, transfer, assignment or disposal could have the effect of reducing the Gross Royalty payable to Seragen.

     (c) Seller shall pay all maintenance or annuity fees necessary to maintain each issued patent included in the Patents in force for the full term of each such patent. Seller shall in good faith exercise reasonable judgment in the continued prosecution of each patent application included in the Patents, and of any continuation or divisional patent application thereof. If Seller elects to abandon any patent application included within the Patents, or of any continuation or divisional patent application thereof, Seller shall notify Buyer not less than ninety (90) days prior to such action.

     5.02 Confidentiality. After the Closing, Buyer and Seller will hold, and will use reasonable commercial efforts to cause their officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or unless required by law or the rules and regulations of the Securities


   *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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and Exchange Commission or any securities exchange or trading system, all confidential documents and information concerning Buyer, Seller and the Seragen Royalty.

     5.03 Public Announcement. Except as required by law or the rules and regulations of the Securities and Exchange Commission or any securities exchange or trading system, the parties agree to consult with each other before issuing any press release or making any public statement with respect to Buyer's acquisition of the Seragen Royalty. Such press release or public statement shall, to the extent possible, be a joint release.

     5.04 Payment of Seragen Royalty. Within five (5) business days of a Payment Event (as defined below) Seller will remit by federal funds wire transfer (a) ***% of the Seragen Royalty to Bioventure and (b) ***% of the Seragen Royalty to Pharma Royalties. The amount of the Seragen Royalty payment shall be determined based upon the amount of the Gross Royalty. Each remittance shall be made by wire transfer pursuant to instructions received from Pharma Partners. Any payment of the Seragen Royalty which is not paid when due shall bear interest at the prime interest rate as announced by Citibank, N.A. plus ***%. By notice to Seller, Pharma Partners may change the instructions or the amounts payable hereunder to each of the Pharma Affiliates. As used herein, "Payment Event" means the receipt by Seller or any of its Affiliates of a Gross Royalty payment or, in the absence of such receipt, the making by Novartis or Roche of a Gross Royalty payment to any other Person.

     5.05 Roche and Novartis Royalty Reports. Seller has the right to receive reports concerning royalties payable to Seller under the Roche and Novartis Licenses. Seller shall provide Buyer with a copy (certified by an executive officer of Seller) of each such report upon making the Seragen Royalty payment applicable thereto which reports will be subject to the provisions of Section
5.02 and applicable confidentiality provisions of the Novartis and Roche
Licenses.

     5.06 Roche and Novartis Audits. Seller has the right under the Roche and Novartis Licenses to perform audits relative to assuring the accuracy of reports related to royalty payments made thereunder. At Buyer's request and at Buyer's expense, Seller shall cause such audits to be conducted on the terms provided in the Roche and Novartis Licenses.

     5.07 Breach of Roche or Novartis Licenses. Upon any occurrence of a breach by Roche or Novartis under the Roche and Novartis Licenses, respectively, which is not cured as provided in the applicable agreement and which affects the Seragen Royalty, at Buyer's request and Buyer's expense, using counsel selected by Buyer, Seller shall seek to enforce the applicable agreement with respect to the breach thereof. Buyer shall be entitled to control such litigation, including any counterclaim alleging invalidity of the Patents or otherwise alleging that the Novartis License or Roche License is invalid or unenforceable. Seller shall cooperate with Buyer and Buyer's counsel in such litigation including, without limitation, (a) if requested by Buyer or its counsel, Seller shall make available to Buyer and its counsel at Seller's offices all of Seller's books and records reasonably related to such litigation, including copies thereof and (b) if requested by Buyer or its counsel, Seller shall cause its officers, directors, employees and agents (i) to execute and deliver all true and correct affidavits and other documents as may be


   *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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requested by Buyer or its counsel and (ii) to appear and testify at any proceedings relating to such litigation, including any depositions or interim appearances. All recoveries obtained by such enforcement shall be for the benefit of Buyer and, if received by Seller, shall be immediately remitted, without off-set or deduction, to the Pharma Affiliates. Notwithstanding the foregoing in this Section 5.07, if Roche or Novartis makes any claim against Seller or Ligand (whether as a counterclaim or otherwise) for damages which could result in Seller or Ligand suffering an out-of-pocket loss in the form of a damages award against Seller or Ligand in favor of Roche or Novartis, then Seller or Ligand shall be entitled to control the defense of such claim, using counsel selected by Ligand and at Seller's or Ligand's expense. In no event shall Pharma Partners or any of the Pharma Affiliates be liable for any judgment or damages awarded against Seller or Ligand in such circumstances.

                                   ARTICLE VI

                           SURVIVAL; INDEMNIFICATION

     6.01 Indemnification. Seller hereby indemnifies Buyer and its Affiliates against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (collectively, "Loss") incurred or suffered by Buyer or any of its Affiliates arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Seller pursuant to this Agreement, including any failure by Seller to satisfy any of the Excluded Liabilities and Obligations.

     6.02 Procedures; No Waiver; Exclusivity. (a) The party seeking indemnification under Section 6.01 (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section; provided that the failure to give such notice shall not affect the Indemnified Party's rights hereunder except to the extent the Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and control the defense of any such third party suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 6.01 for any settlement effected without its prior consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder; provided that such consent may not be unreasonably withheld.

     (b) No investigation by Buyer of the Enabling Agreements or otherwise shall limit Buyer's rights to indemnification hereunder.

     (c) After the Closing, Section 6.01 will provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the transactions contemplated hereby.

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     (d) The representations, warranties, covenants and agreements contained herein shall survive the Closing. The expiration of any term of this Agreement shall not excuse any party hereto from its liability in respect of any breach hereof prior to such expiration.

                                  ARTICLE VII

                                      TERM

     7.01 Term. This Agreement will expire 90 days after the termination or expiration of the Roche License and the Novartis License; provided that the Pharma Affiliates shall have received all applicable Seragen Royalty payments.

     7.02 Termination by Seller. This Agreement may be terminated by Seller solely in the event that Buyer fails to make timely payment of the contingent purchase price pursuant to Section 2.05 hereof, which failure is not cured within sixty (60) days of written notice given by Seller to Buyer.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.01 Notices. All notices, requests and other communications to either party hereunder shall be in writing (including telex, telecopy, or similar writing) and shall be given,

         (a)      if to Pharma Partners or either of the Pharma Affiliates, to:


                  c/o Pharmaceutical Partners, L.L.C.
                  675 Third Avenue
                  Suite 3000
                  New York, NY 10017
                  Attention:        Pablo Legorreta
                                    David Madden
                  Telecopy:         (917) 368-0021

                  with a copy to:

                  Testa, Hurwitz & Thibeault, LLP
                  125 High Street
                  Boston, MA  02110
                  Attention:        F. George Davitt
                  Telecopy:         (617) 248-7100

         (b)      if to Seller, to:

                  Seragen, Inc.
                  10275 Science Center Drive
                  San Diego, CA  92121

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                  Attention: General Counsel
                  Facsimile:        (858) 550-1825

         (c)      if to Ligand, to:

                  Ligand Pharmaceuticals Incorporated
                  10275 Science Center Drive
                  San Diego, CA  92121
                  Attention: General Counsel
                  Facsimile:        (858) 550-1825

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax prior to 4:00 p.m. (New York time) or on the date five business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01.

     8.02 Amendments; No Waivers. (a) Any provisions of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Pharma Partners and each of the Pharma Affiliates, Seller and, with respect to Article IX hereof, Ligand, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     8.03 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     8.04 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. After the Closing, without limiting the generality of the foregoing, nothing herein shall prohibit or restrict Pharma Partners or any of the Pharma Affiliates from assigning any of its rights and obligations hereunder to any Affiliate of Pharma Partners or any other Person; provided that, without the consent of Seller and Ligand, no such assignment to a Person who is not an Affiliate of Pharma Partners or the Pharma Affiliates shall relieve Pharma Partners or the Pharma Affiliates from their obligations hereunder.

     8.05 Governing Law; Jurisdiction. This Agreement shall be construed in accordance with and governed by the law of the State of New York. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

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

     8.06 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

     8.07 Entire Agreement. This Agreement and the Exhibits and Schedules hereto constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. None of this Agreement, nor any provision hereof, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     8.08 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.


                                   ARTICLE IX

                                    GUARANTY

     9.1 The Guaranty. Ligand hereby unconditionally guarantees the full and punctual performance of the obligations of Seller under this Agreement. Upon failure by the Seller to pay punctually any such amount, Ligand shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

     9.2 Guaranty Unconditional. The obligations of Ligand hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

     (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of Seller under this Agreement, by operation of law or otherwise;

     (b) any modification or amendment of or supplement to this Agreement or the Enabling Agreements;

     (c) any change in the corporate existence, structure or ownership of Seller, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Seller or its assets or any resulting release or discharge of any obligation of Seller contained in this Agreement;

     (d) the existence of any claim, set-off or other rights which Ligand may have at any time against Seller;

     (e) any invalidity or unenforceability relating to or against Seller for any reason of this Agreement, or any provision of applicable law or regulation purporting to prohibit the payment by Seller of the Seragen Royalty; or

     (f) any other act or omission to act or delay of any kind by Seller or any other corporation or Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of Ligand's obligations hereunder.

     9.3 Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Ligand's obligations hereunder shall remain in full force and effect until this Agreement shall have terminated and all amounts payable by Seller under this Agreement shall have been paid in full. If any time any payment of the Seragen Royalty or any other amount payable by the Seller under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Seller or otherwise, Ligand's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

     9.4 Waiver by Ligand. Ligand irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any corporation or Person against Seller or any other corporation or Person.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                     SERAGEN, INC.


                     By:      /s/ William L. Respess
                              Name:     William L. Respess
                              Title:   Vice President, General Counsel


                     LIGAND PHARMACEUTICALS INCORPORATED


                     By:      /s/ William L. Respess
                              Name:     William L. Respess
                              Title:   Senior Vice President, General
                                       Counsel, Government Relations


                     PHARMACEUTICAL PARTNERS, L.L.C.


                     By:      /s/ David Madden
                              David Madden
                              Managing Member


                     BIOVENTURE INVESTMENTS, Kft


                     By:      /s/ illegible
                              Name:  illegible
                              Title:  Managing Director


                     PHARMACEUTICAL ROYALTIES, LLC

                     By:  PHARMACEUTICAL ROYALTIES, LLC
                           Managing Member

                           By:  /s/ David Madden
                                 David Madden
                                 Managing Member

                                                                      SCHEDULE A

                                 PATENT MATTERS


U.S. Pat. No. 5,011,684
U.S. Pat. No. 5,336,489
U.S. Pat. No. 5,510,105
U.S. Pat. No. 5,587,162
U.S. Pat. No. 5,607,675
U.S. Pat. No. 5,674,494
U.S. Pat. No. 5,916,559
         ***

Australian Pat. No. 575,210
Canadian Pat. No. 1,275,951
New Zealand Pat. No. 213,983

All patents and patent applications are owned by Beth Israel Hospital Association (now known as Beth Israel Deaconess Medical Center).


   *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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